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                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                _______________


                                   FORM 8-A

                      FOR REGISTRATION OF CERTAIN CLASSES
              OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                              CORVIS CORPORATION
              (Exact name of registrant as specified in charter)


                Delaware                                52-2041343

(State of incorporation or organization)   (I.R.S. Employer Identification No.)


       7015 Albert Einstein Drive
           Columbia, Maryland                           21046-9400

(Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction 1.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-36238

Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

Securities to be registered pursuant to Section 12(g) of the Act:
                    Common Stock, par value $0.01 per share
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

     The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-36238) as originally filed with the Securities and Exchange Commission on May 4, 2000, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

     A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits immediately preceding such exhibits which is incorporated herein by reference.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        CORVIS CORPORATION


                                        By: /s/ Kim D. Larsen
                                           ------------------------------
                                        Name:  Kim D. Larsen
                                        Title: Senior Vice President
                                                General Counsel and
                                                Secretary

Date: July 10, 2000
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                               INDEX TO EXHIBITS


 Exhibit
  Number   Exhibit Title or Description
  ------   ----------------------------

   1.1     Specimen common stock certificate

   2.1 Amended and Restated Certificate of Incorporation of Corvis Corporation (incorporated herein by reference to Exhibit 3.1 of the Registration Statement)

   2.2 Amended and Restated By-laws of Corvis Corporation (incorporated herein by reference to Exhibit 3.2 of the Registration Statement)